Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-287007, 333-280629, 333-265279, 333-225169, 333-196239, 333-174720 and 333-34504 on Form S-8 and Registration Statement Nos. 333-293049 and 333-53405 on Form S-3 of Orrstown Financial Services, Inc. of our report dated March 12, 2026 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Washington, D.C.
March 12, 2026